                                                                    EXHIBIT 99.1

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                      ANNOUNCES SECOND QUARTER 2005 RESULTS


NEW YORK, NEW YORK, JULY 27, 2005 -- Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) announced its results today for the second quarter of 2005.

Revenues for the second quarter of 2005 were $46.0 million, compared to $44.1 million in the prior year's quarter. Operating income before depreciation and amortization, and non-cash equity compensation ("OIDA") for the second quarter of 2005 was a loss of $(11.2) million, compared to an OIDA loss of $(15.2) million in the same period last year. Operating loss for the second quarter was $(34.2) million, compared to an operating loss of $(17.8) million for the second quarter of 2004. Loss per share from continuing operations was $(0.65) for the second quarter of 2005, compared to a loss per share from continuing operations of $(0.36) in the second quarter of 2004. The current period results include a $16.8 million ($0.33 per share) non-cash charge related to the vesting of certain warrants granted in connection with the production of our new syndicated television show and certain other employee-related charges of $3.2 million ($0.06 per share).

Susan Lyne, President and Chief Executive Officer, said: "The momentum we began to build early in 2005 is starting to deliver a quantifiable improvement in performance. We have exceeded our own plan both in terms of results and in the success of our efforts to leverage the consumer connection with Martha and the brand. We expect to achieve breakeven OIDA in the second half of 2005, an improvement of approximately $15 million over the second half of 2004.

"In Publishing, our flagship magazine, Martha Stewart Living, continues to achieve solid increases in advertising. At this point in the selling cycle, we are feeling very good about indicators for 2006 advertising page growth. Everyday Food continues to please readers and win new advertisers. Importantly, we are working on numerous multi-platform opportunities that allow us to offer advertisers access to a common, loyal and engaged audience across print, broadcast and Internet.

"We are now hard at work readying the first season of our new daily syndicated television show, 'Martha'. All business segments stand to benefit from increased brand visibility as we return to television this fall with both our new daytime show and 'The Apprentice: Martha Stewart'. Our recently announced partnership with Discovery Communications will give us a platform to create new lifestyle programming, while expanding the audience for our current product.

"We are actively pursuing opportunities to capitalize on our libraries and expertise by developing products that will enrich the daily lives of women while generating cash flow for the Company. We are all mindful of the standard our customers expect from us and we are focused on execution as we look for new opportunities to inspire them."

SECOND QUARTER 2005 RESULTS BY SEGMENT

PUBLISHING

Revenues in the second quarter of 2005 were $31.7 million, compared to $23.7 million in the second quarter of 2004, up 34%. Adjusting for Body + Soul, which was acquired in August 2004, revenue increased 24%. The revenue growth was driven by higher advertising revenue in both Everyday Food and Martha Stewart Living. Advertising pages in Martha Stewart Living increased 42% in the quarter, while Everyday Food increased advertising pages by 65%. Advertising revenue in both publications increased ahead of page growth. We are currently focused on 2006 advertising revenue growth and we are working on numerous multi-platform opportunities that allow us to offer a common brand with loyal audiences across print, broadcast and Internet. Building on our strong circulation trends, we will be raising the rate base of Martha Stewart Living to 1.9 million copies per issue effective with the January 2006 issue, up from 1.8 million. OIDA was a loss of $(2.6) million, compared to a loss of $(3.7) million in the second quarter of 2004. Operating loss was $(3.3) million for the second quarter of 2005, compared to an operating loss of $(3.9) million in the second quarter of 2004. The improved operating results are principally due to higher advertising revenue in both Martha Stewart Living and Everyday Food. The 2005 quarter includes losses related to Body + Soul magazine of $2.1 million.

TELEVISION

Revenues in the second quarter of 2005 were $1.8 million, compared to $3.1 million in the second quarter of 2004. The decline in revenue was primarily related to the absence of our daily syndicated show, which stopped airing in syndication in September 2004. During the quarter we have begun pre-production activities for our new nationally syndicated program, entitled 'Martha', which is expected to begin airing on September 12th. The program has been cleared in more than 96% of the country and sold in all top 20 U.S. television markets. OIDA was a loss of $(2.7) million for the second quarter of 2005, compared to a loss of $(3.5) million in the prior year's second quarter. Operating loss for the second quarter of 2005 was $(20.0) million, compared to an operating loss of $(3.5) million in the second quarter of 2004. The second quarter of 2005 results were also impacted by severance costs of approximately $0.7 million, while the prior year quarter was impacted by the write-down of deferred television production costs of $1.5 million, resulting from the early termination of a cable television licensing agreement. The current quarter operating loss includes a non-cash charge of $16.8 million associated with the vesting of certain warrants granted in connection with the production of the syndicated program.

MERCHANDISING

Revenues in the second quarter of 2005 were $10.2 million, compared to $10.9 million in the second quarter of 2004. The lower revenue was principally due to lower sales of our Martha Stewart Everyday products at Kmart, with relative strength in garden and housewares, offsetting weakness in soft home. The decline in royalty revenue from sales at Kmart in the quarter will not impact full year results from operations, as we are paid based on guaranteed annual amounts. OIDA was $6.3 million in the current period, compared to $5.5 million in the prior year's quarter. Second-quarter 2005 operating income was $6.0 million, compared to $5.3 million in the second quarter of 2004. We recently launched Everyday Rooms, an assortment of affordable, stylish, easy-to-assemble furniture, available exclusively at Kmart stores nationwide. These new products, which include 20 pieces for the bedroom, kitchen, and living room, have been well received by consumers. During the quarter we also previewed the fourth collection of Martha Stewart Signature Furniture - Opal Point. This line of furniture will officially launch at the October furniture market and hit retail floors in early January. The prior year quarter included $1.5 million of non-recurring professional fees.

INTERNET/DIRECT COMMERCE

Revenues in the second quarter of 2005 were $2.2 million, compared to $6.4 million in the same period a year ago. Revenue in the current quarter principally reflects our online flower business. Advertising revenue also increased in the quarter, although small in absolute terms. Total revenue would have increased 18% in the quarter excluding the results of the catalog operation, which was discontinued earlier this year. OIDA was a loss of $(0.9) million in the second quarter of 2005, compared to a loss of $(2.2) million in the second quarter of 2004. Operating loss was $(1.1) million for the second quarter of 2005, compared to an operating loss of $(2.4) million in the second quarter of 2004. As advertising revenue continues to strengthen, and costs continue to moderate throughout the remainder of the year, we expect to further reduce our losses in this segment.

CORPORATE EXPENSES

Corporate overhead, before depreciation and amortization and non-cash equity compensation, was $11.3 million in second quarter of both 2005 and 2004. The current quarter includes certain non-recurring employee-related costs of $1.5 million. Corporate expenses, including depreciation and amortization and non-cash equity compensation, was $15.8 million, compared to $13.3 million in the prior year's quarter. Higher levels of non-cash equity compensation in the current year's quarter principally resulted from director compensation and accelerated vesting of equity associated with employee severance.

TRENDS AND OUTLOOK

James Follo, Chief Financial and Administrative Officer, commented: "We expect to report significant year-over-year improvements in the second half of 2005 operating results, reflecting continued improvements in circulation and advertising revenues, the September launch of new television and radio programs, as well as the benefits associated with our Kmart contract whereby we record the minimum payments due to MSLO in our fourth quarter. Accordingly, we expect to report an OIDA loss in the third quarter of approximately $12-$13 million, followed by fourth quarter OIDA profit of $11-$12 million. We expect to report a third quarter operating loss in the range of $25-$26 million and a fourth quarter operating loss in the range of $1-$2 million. Both quarters will include non-cash charges estimated at approximately $13 million, principally reflecting charges related to the vesting of warrants granted in connection with certain television programs.

USE OF NON-GAAP FINANCIAL INFORMATION

The Company believes OIDA, a non-GAAP financial measure, is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company's investors, analysts, and industry peers. OIDA is among the primary metrics used by management for planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company's businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles ("GAAP"). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided supplementary in the financial statements included with this release.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original "how-to" information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Television, Merchandising, and Internet/Direct Commerce. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.

The Company will host a conference call with analysts and investors at 11:30 a.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir.

                                       ###

We have included in this press release certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as "may," "will," "should," "could", "expects," "intends," "plans," "anticipates," "believes," "estimates," "potential" or "continue" or the negative of these terms or other comparable terminology. The Company's actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; an adverse resolution to the pending SEC enforcement proceeding against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company's ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company's industries. Certain of these and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, especially under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACT: Investors - Howard Hochhauser, VP Finance and Investor Relations of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media - Elizabeth Estroff, AVP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                           Three Months Ended June 30,
                    (in thousands, except per share amounts)

                                                  2005        2004       % change
                                                --------    --------     --------
REVENUES
      Publishing                                $ 31,707    $ 23,748         33.5%
      Television                                   1,847       3,056        -39.6%
      Merchandising                               10,162      10,903         -6.8%
      Internet/Direct Commerce                     2,235       6,365        -64.9%
                                                --------    --------     --------
                                                  45,951      44,072          4.3%
                                                --------    --------     --------

OPERATING COSTS AND EXPENSES
     Production, distribution and editorial       24,872      30,412         18.2%
     Selling and promotion                        16,148      12,924        -24.9%
     General and administrative                   16,145      15,903         -1.5%
     Non-cash equity compensation                 21,276       1,025           nm
     Depreciation and amortization                 1,720       1,635         -5.2%
                                                --------    --------     --------
          Total operating costs and expenses      80,161      61,899        -29.6%
                                                --------    --------     --------
                                                 (34,210)    (17,827)       -91.9%
OPERATING LOSS

     Interest income, net                            890         319        179.0%
                                                --------    --------     --------
LOSS BEFORE INCOME TAXES                         (33,320)    (17,508)       -90.3%
     Income tax provision

                                                     (59)       (189)        68.8%
                                                --------    --------     --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS                     (33,379)    (17,697)       -88.6%
                                                --------    --------     --------

Loss from discontinued operations                   (120)       (127)         5.5%
                                                --------    --------     --------

NET LOSS                                        $(33,499)   $(17,824)       -87.9%
                                                ========    ========     ========

LOSS PER SHARE - BASIC AND DILUTED

      Loss from continuing operations           $  (0.65)   $  (0.36)
      Loss from discontinued operations            (0.00)      (0.00)
                                                --------    --------

      Net loss                                  $  (0.65)   $  (0.36)
                                                ========    ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
        Basic and Diluted                         51,166      49,572

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                           Three Months Ended June 30,
                                 (in thousands)

                                                                    2005        2004      % change
                                                                  --------    --------    --------
REVENUES
  Publishing                                                      $ 31,707    $ 23,748        33.5%
  Television                                                         1,847       3,056       -39.6%
  Merchandising                                                     10,162      10,903        -6.8%
  Internet/Direct Commerce                                           2,235       6,365       -64.9%
                                                                  --------    --------    --------
     Total revenues                                                 45,951      44,072         4.3%
                                                                  --------    --------    --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
AND NON-CASH EQUITY COMPENSATION
  Publishing                                                        (2,595)     (3,743)       30.7%
  Television                                                        (2,663)     (3,472)       23.3%
  Merchandising                                                      6,274       5,517        13.7%
  Internet/Direct Commerce                                            (897)     (2,177)       58.8%
                                                                  --------    --------    --------
Operating Income (Loss) before Depreciation and Amortization
         and Corporate Expense and Non-Cash Equity Compensation        119      (3,875)         nm
  Corporate Expense                                                (11,333)    (11,292)       -0.4%
                                                                  --------    --------    --------
Operating Loss before Depreciation and Amortization and
       Corporate Expense and Non-Cash Equity Compensation          (11,214)    (15,167)       26.1%

  Non-cash equity compensation                                     (21,276)     (1,025)         nm
  Depreciation and amortization                                     (1,720)     (1,635)       -5.2%
                                                                  --------    --------    --------

OPERATING LOSS                                                     (34,210)    (17,827)      -91.9%

  Interest income, net                                                 890         319       179.0%
                                                                  --------    --------    --------

LOSS BEFORE INCOME TAXES                                           (33,320)    (17,508)     -90.3%

Income tax provision                                                   (59)       (189)       68.8%
                                                                  --------    --------    --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED
OPERATIONS                                                         (33,379)    (17,697)      -88.6%
                                                                  --------    --------    --------

Loss from discontinued operations                                     (120)       (127)        5.5%
                                                                  --------    --------    --------
NET LOSS                                                          $(33,499)   $(17,824)      -87.9%
                                                                  ========    ========    ========

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                            Six Months Ended June 30,
                    (in thousands, except per share amounts)

                                                                  2005         2004       % change
                                                                ---------    ---------    ---------
REVENUES
      Publishing                                                $  57,062    $  47,670         19.7%
      Television                                                    2,644        7,233        -63.4%
      Merchandising                                                19,554       21,692         -9.9%
      Internet/Direct Commerce                                      5,357       11,978        -55.3%
                                                                ---------    ---------    ---------
                                                                   84,617       88,573         -4.5%
                                                                ---------    ---------    ---------

OPERATING COSTS AND EXPENSES
     Production, distribution and editorial                        48,368       59,352         18.5%
     Selling and promotion                                         32,744       26,372        -24.2%
     General and administrative                                    29,595       31,426          5.7%
     Non-cash equity compensation                                  24,495        2,480           nm
     Depreciation and amortization                                  3,407        3,309         -3.0%
                                                                ---------    ---------    ---------
          Total operating costs and expenses                      138,609      122,939        -12.7%
                                                                ---------    ---------    ---------
OPERATING LOSS                                                    (53,992)     (34,366)       -57.1%

     Interest income, net                                           1,659          681        143.6%
                                                                ---------    ---------    ---------
LOSS BEFORE INCOME TAXES                                          (52,333)     (33,685)       -55.4%
     Income tax provision

                                                                      (82)      (3,332)          nm
                                                                ---------    ---------    ---------
                                                                  (52,415)     (37,017)       -41.6%
LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED
OPERATIONS
                                                                ---------    ---------    ---------

Loss from discontinued operations                                    (252)        (288)        12.5%
                                                                ---------    ---------    ---------

NET LOSS                                                        $ (52,667)   $ (37,305)       -41.2%
                                                                =========    =========    =========

LOSS PER SHARE - BASIC AND DILUTED

      Loss from continuing operations                           $   (1.03)   $   (0.75)
      Loss from discontinued operations                             (0.00)       (0.01)
                                                                ---------    ---------

      Net loss                                                  $   (1.03)   $   (0.75)
                                                                =========    =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
        Basic and Diluted                                          51,015       49,518

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                            Six Months Ended June 30,
                     (in thousands except per share amounts)

                                                                     2005        2004      % change
                                                                   --------    --------    --------
REVENUES
  Publishing                                                       $ 57,062    $ 47,670        19.7%
  Television                                                          2,644       7,233       -63.4%
  Merchandising                                                      19,554      21,692        -9.9%
  Internet/Direct Commerce                                            5,357      11,978       -55.3%
                                                                   --------    --------    --------
     Total revenues                                                  84,617      88,573        -4.5%
                                                                   --------    --------    --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
AND NON-CASH EQUITY COMPENSATION
  Publishing                                                        (10,287)     (7,478)      -37.6%
  Television                                                         (4,825)     (5,362)         97%
  Merchandising                                                      12,375      12,209         1.4%
  Internet/Direct Commerce                                           (2,145)     (4,613)       53.5%
                                                                   --------    --------    --------
Operating Loss before Depreciation and Amortization                  (4,882)     (5,244)        6.5%
         and Corporate Expense and Non-Cash Equity Compensation
  Corporate Expense                                                 (21,208)    (23,333)        6.2%
                                                                   --------    --------    --------
Operating Loss before Depreciation and Amortization and Non-Cash    (26,090)    (28,577)        8.7%
Equity Compensation

  Non-cash equity compensation                                      (24,495)     (2,480)         nm
  Depreciation and amortization                                      (3,407)     (3,309)       -3.0%
                                                                   --------    --------    --------

OPERATING LOSS                                                      (53,992)    (34,366)      -57.1%

  Interest income, net                                                1,659         681       143.6%
                                                                   --------    --------    --------

LOSS BEFORE INCOME TAXES                                            (52,333)    (33,685)      -55.4%

Income tax provision                                                    (82)     (3,332)         nm
                                                                   --------    --------    --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED
OPERATIONS                                                          (52,415)    (37,017)      -41.6%
                                                                   --------    --------    --------

Loss from discontinued operations                                      (252)       (288)
                                                                   --------    --------    --------
NET LOSS                                                           $(52,667)   $(37,305)      -41.2%
                                                                   ========    ========    ========

                      Martha Stewart Living Omnimedia, Inc.
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)

                                                                           June 30,     December 31,
                                                                             2005           2004
                                                                           ---------    ------------
ASSETS
CURRENT ASSETS
        Cash and cash equivalents                                          $  28,203    $    104,647
        Short-term investments                                               107,352          35,309
        Accounts receivable, net                                              21,520          31,332
        Inventories, net                                                       3,787           5,229
        Deferred television production costs                                   1,997              --
        Income taxes receivable                                                5,107           6,321
        Other current assets                                                   5,432           3,573
                                                                           ---------    ------------
                            TOTAL CURRENT ASSETS                             173,398         186,411
PROPERTY, PLANT, AND EQUIPMENT, net                                           16,091          17,175
INTANGIBLE ASSETS, net                                                        53,973          54,264
OTHER NONCURRENT ASSETS                                                        5,755           6,828
                                                                           ---------    ------------
                            TOTAL ASSETS                                   $ 249,217    $    264,678
                                                                           =========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
        Accounts payable and accrued liabilities                           $  23,596    $     25,604
        Accrued payroll and related costs                                     10,658           9,407
        Income taxes payable                                                     394             412
        Current portion of deferred subscription income                       32,005          27,160
                                                                           ---------    ------------
                            TOTAL CURRENT LIABILITIES                         66,653          62,583
                                                                           ---------    ------------

DEFERRED SUBSCRIPTION INCOME                                                   6,697           7,668
DEFERRED ROYALTY REVENUE                                                       5,423           3,438
OTHER NONCURRENT LIABILITIES                                                   3,135           3,361
                                                                           ---------    ------------
                           TOTAL LIABILITIES                                  81,908          77,050
                                                                           ---------    ------------

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
     Class A common stock, $0.01 par value, 350,000 shares authorized:
     22,731 and 21,660 shares issued in 2005 and 2004, respectively              227             217
     Class B common stock, $0.01 par value, 150,000 shares authorized:
     28,701 and 29,123 shares outstanding in 2005 and 2004, respectively         287             291
     Capital in excess of par value                                          237,771         196,781
     Unamortized restricted stock                                            (11,441)         (2,793)
     Accumulated deficit                                                     (58,760)         (6,093)
                                                                           ---------    ------------
                                                                             168,084         188,403
     Less class A treasury stock - 59 shares at cost                            (775)           (775)
                                                                           ---------    ------------
                           TOTAL SHAREHOLDERS' EQUITY                        167,309         187,628
                                                                           ---------    ------------
                           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 249,217    $    264,678
                                                                           =========    ============

                      Martha Stewart Living Omnimedia, Inc.
        Supplemental Disclosures Regarding Non-GAAP Financial Information
                           Three Months Ended June 30,
                                 (in thousands)

         The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.

                                                                 2005        2004
                                                               --------    --------
OPERATING INCOME (LOSS)
  Publishing                                                   $ (3,264)   $ (3,852)
  Television                                                    (20,027)     (3,531)
  Merchandising                                                   5,988       5,314
  Internet/ Direct Commerce                                      (1,146)     (2,426)
                                                               --------    --------
     Operating Loss before Corporate Expenses                   (18,449)     (4,495)
Corporate Expenses                                              (15,761)    (13,332)
                                                               --------    --------
     TOTAL OPERATING LOSS                                       (34,210)    (17,827)
                                                               --------    --------

DEPRECIATION AND AMORTIZATION
  Publishing                                                        248          58
  Television                                                        101          59
  Merchandising                                                     209         191
  Internet/ Direct Commerce                                         239         249
  Corporate Expenses                                                923       1,078
                                                               --------    --------
    TOTAL DEPRECIATION AND AMORTIZATION                           1,720       1,635
                                                               --------    --------
NON-CASH EQUITY COMPENSATION
  Publishing                                                        421          51
  Television                                                     17,263          --
  Merchandising                                                      77          12
  Internet/ Direct Commerce                                          10          --
  Corporate Expenses                                              3,505         962
                                                               --------    --------
    TOTAL NON-CASH EQUITY COMPENSATION                           21,276       1,025
                                                               --------    --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
AND NON-CASH EQUITY COMPENSATION
  Publishing                                                     (2,595)     (3,743)
  Television                                                     (2,663)     (3,472)
  Merchandising                                                   6,274       5,517
  Internet/ Direct Commerce                                        (897)     (2,177)
                                                               --------    --------
  Operating Income (Loss) before Depreciation and
   Amortization, Non-Cash Equity Compensation, and
   Corporate Expenses                                               119      (3,875)
  Corporate Expenses                                            (11,333)    (11,292)
                                                               --------    --------
OPERATING LOSS BEFORE DEPRECIATION AND AMORTIZATION AND
   NON-CASH EQUITY COMPENSATION                                $(11,214)   $(15,167)
                                                               ========    ========

                      Martha Stewart Living Omnimedia, Inc.
        Supplemental Disclosures Regarding Non-GAAP Financial Information
                            Six Months Ended June 30,
                                 (in thousands)

         The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.

                                                                     2005        2004
                                                                   --------    --------
OPERATING INCOME (LOSS)
  Publishing                                                       $(11,982)   $ (7,700)
  Television                                                        (22,299)     (5,478)
  Merchandising                                                      11,803      11,803
  Internet/ Direct Commerce                                          (2,655)     (5,105)
                                                                   --------    --------
     Operating Loss before Corporate Expenses                       (25,133)     (6,480)
Corporate Expenses                                                  (28,859)    (27,886)
                                                                   --------    --------
     TOTAL OPERATING LOSS                                           (53,992)    (34,366)
                                                                   --------    --------

DEPRECIATION AND AMORTIZATION
  Publishing                                                            495         120
  Television                                                            147         116
  Merchandising                                                         418         381
  Internet/ Direct Commerce                                             491         492
  Corporate Expenses                                                  1,856       2,200
                                                                   --------    --------
    TOTAL DEPRECIATION AND AMORTIZATION                               3,407       3,309
                                                                   --------    --------
NON-CASH EQUITY COMPENSATION
  Publishing                                                          1,200         102
  Television                                                         17,327          --
  Merchandising                                                         154          25
  Internet/ Direct Commerce                                              19          --
  Corporate Expenses                                                  5,795       2,353
                                                                   --------    --------
    TOTAL NON-CASH EQUITY COMPENSATION                               24,495       2,480
                                                                   --------    --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
AND NON-CASH EQUITY COMPENSATION
  Publishing                                                        (10,287)     (7,478)
  Television                                                         (4,825)     (5,362)
  Merchandising                                                      12,375      12,209
  Internet/ Direct Commerce                                          (2,145)     (4,613)
                                                                   --------    --------
  Operating Loss before Depreciation and Amortization,
   Non-Cash Equity Compensation, and Corporate Expenses              (4,882)     (5,244)
  Corporate Expenses                                                (21,208)    (23,333)
                                                                   --------    --------
OPERATING LOSS BEFORE DEPRECIATION AND AMORTIZATION AND
NON-CASH EQUITY COMPENSATION                                       $(26,090)   $(28,577)
                                                                   ========    ========





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